Exhibit 99.1

IBM Provides Additional Information on 4Q21 Discontinued Operations November 29, 2021 This article is the third in a series IBM is posting to help investors better understand its historical profile and reporting implications following the separation of Kyndryl. It builds upon the information provided in the articles posted in September and early November of this year, as well as IBM’s third quarter 2021 earnings webcast in October. x The September 28 investor article provided, among other items, a view of IBM’s 2020 operational baseline for revenue and operating free cash flow. The November 4 investor article built upon the September article and x provided a view of IBM’s 2020 operating net income baseline. During its third quarter earnings webcast, IBM discussed the estimated x impact of removing Kyndryl from its November and December consolidated results, with additional information to be provided in late November to move from consolidated to a continuing operations reporting basis. Today, IBM is providing additional information on its fourth quarter 2021 discontinued operations. This, together with the information provided during the third quarter earnings webcast, will allow investors and analysts to update their fourth quarter expectations for IBM on a continuing operations reporting basis. With the separation now complete, Kyndryl’s operational activity will be reclassified to IBM’s discontinued operations results in accordance with U.S. Generally Accepted Accounting Principles (GAAP). As discussed in previous communications, discontinued operations do not include historical intercompany transactions between IBM and Kyndryl (e.g., purchases of IBM hardware and software) which were previously eliminated in consolidation. It also does not include the spending for shared services (e.g., finance, marketing, human resources, global sales coverage) that has already been transferred to Kyndryl. Therefore, IBM’s historical recast of continuing operations through October 2021 does not represent its go-forward continuing operations profile. For the fourth quarter 2021, IBM expects approximately $1.5 billion of revenue and about $0.25 of operating (non-GAAP) earnings per share to be reclassified as discontinued operations. To arrive at IBM’s operating (non-GAAP) continuing operations reporting basis, investors should adjust their estimates of IBM’s consolidated results by these amounts. IBM’s fourth quarter discontinued operations will also include spin-related transaction charges as well as potential one-time non-cash items related to the Kyndryl separation. These charges will not impact IBM’s operating (non-GAAP) continuing operations results. Future communications IBM expects to provide a view of its 2020 and year-to-date 2021 quarterly historical results on a continuing operations basis by the end of the year to facilitate an update to detailed historical models. To help investors understand the growth dynamics after the separation, IBM intends to provide insight into the revenue growth contribution from the incremental Kyndryl external sales during its earnings reporting for the first year after separation. Additional information can be found on IBM’s Investor Relations website (www.ibm.com/investor).

Forward-looking statements and non-GAAP information: Except for the historical information and discussions contained herein, certain statements made in this investor relations article may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. Tho se statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the co mpany’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements. This article and the below-mentioned rationale for management’s use of non-GAAP metrics are integrally related and are intended to be presented and understood together. In an effort to provide better transparency into IBM operational results on a continuing operations reporting basis, management provided within these materials an estimate of the impact on its fourth quarter operating (non-GAAP) earnings per share as a result of reclassifying Kyndryl's operational activity to discontinued operations following the separation on November 3rd. This estimated impact represents adjusted discontinued operations earnings per share, a non - GAAP measure, which does not include Kyndryl separation -related transaction charges and potential one-time non-cash items (e.g., impairments) related to the Kyndryl separation. Direct and incremental separation-related transaction charges incurred to accomplish the Kyndryl separation include transaction and third-party support costs, business separation and applicable employee retention fees, pension settlement charges , and related tax charges. The company is not able to provide a reconciliation of this non -GAAP measure to the corresponding GAAP measure at this time because of the uncertainty as well as variability in amount of the potential one-time non-cash items related to the Kyndryl separation.